BlackRock Health Sciences Trust

Cusip: 09250W107

Ticker: BME

Record Date	June 16, 2014
Pay Date	June 30, 2014

Distribution Amount per share	$0.429975

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.011083	3%	$0.036736	1%
Net Realized Short-Term Capital Gains	$0.145670	34%	$1.685668	53%
Net Realized Long-Term Capital Gains	$0.273222	63%	$1.477521	46%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.429975	100%	$3.199925	100%

Average annual total return (in relation to NAV) for the 5-year period ending on May 31, 2014				18.69%

Annualized current distribution rate expressed as a percentage of NAV as of May 31, 2014				4.79%

Cumulative total return (in relation to NAV) for the fiscal year through May 31, 2014				11.12%

Cumulative fiscal year distributions as a percentage of NAV as of May 31, 2014				7.72%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

BlackRock Health Sciences Trust

Cusip: 09250W107

Ticker: BME

Record Date	September 15, 2014
Pay Date	September 30, 2014

Distribution Amount per share	$0.143400

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$-	3%	$0.021739	1%
Net Realized Short-Term Capital Gains	$-	34%	$1.620373	48%
Net Realized Long-Term Capital Gains	$0.143400	63%	$1.701213	51%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.143400	100%	$3.343325	100%

Average annual total return (in relation to NAV) for the 5-year period ending on August 31, 2014				17.62%

Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2014				4.44%

Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2014				15.39%

Cumulative fiscal year distributions as a percentage of NAV as of August 31, 2014				8.25%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052

BlackRock Health Sciences Trust

Cusip: 09250W107

Ticker: BME

Record Date	October 15, 2014
Pay Date	October 31, 2014

Distribution Amount per share	$0.165000
Special Distribution Amount per share	$0.330000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$-	0%	$0.019391	1%
Net Realized Short-Term Capital Gains	$0.344970	70%	$1.965344	51%
Net Realized Long-Term Capital Gains	$0.067282	13%	$1.786309	46%

Return of Capital	$0.082748	17%	$0.067281	2%

Total (per common share)	$0.495000	100%	$3.838325	100%

Average annual total return (in relation to NAV) for the 5-year period ending on September 30, 2014				17.53%

Annualized current distribution rate expressed as a percentage of NAV as of September 30, 2014				5.12%

Cumulative total return (in relation to NAV) for the fiscal year through September 30, 2014				21.64%

Cumulative fiscal year distributions as a percentage of NAV as of September 30, 2014				8.64%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trusts Managed Distribution Plan.

The Fund estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 800-882-0052